EXHIBITS



                                   EXHIBIT 3.1
                            ARTICLES OF INCORPORATION
                                       OF
                       CASINO MANAGEMENT OF AMERICA, INC.
                                      *****


     FIRST:            The name of the corporation is:

                       CASINO MANAGEMENT OF AMERICA, INC.

     SECOND: Its registered office in the State of Nevada is located at 4001 South Decatur Blvd., Las Vegas Nevada 89103. The name if its resident agent at that address is Fred G. Luke.

     THIRD: The aggregate number of shares of all classes of stock, which the Corporation shall have authority to issue is Seventy Five Million (75,000,000) of which Seventy Million (70,000,000) shares will be designated Common Stock, with $.01 par value, and Five Million (5,000,000) shares shall be designated $.01 par value "Preferred Stock." Without further authorization from the shareholders, the Board of Directors shall have the authority to divide and issue from time to time any or all of the Five Million (5,000,000) shares of such Preferred Stock into one or more series with such designations, preferences and relative, participating, optional or other special rights, or qualification, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions only and without further action or approval, prior to such issuance, such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates at which dividends on such series of Preferred Stock shall be paid; the rights, if any, of the holders of shares of such series of the Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such series of Preferred Stock to convert the same into, or exchange the sarne for, other classes of stock of the Corporation, and the terms and conditions for such conversion


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or exchange; the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such series of Preferred Stock may be redeemed; the rights of the holders of shares of such series of Preferred Stock upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such series of Preferred Stock. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting any classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not below the number of shares of that class or series then outstanding.
     FOURTH: The governing Board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this Corporation. The name and address of the first Board of Directors, which shall be two (2) in number, is as follows:


       NAME                                        ADDRESS
    Fred G. Luke                            2 Park Plaza, Suite 470
                                            Irvine, California 92714

    John D. Desbrow                         2 Park Plaza, Suite 470
                                            Irvine, California 92714



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     FIFTH: The name and address of each of the incorporators signing the
Articles of Incorporation are as follows:

       NAME                                         ADDRESS
    John D. Desbrow                          2 Park Plaza, Suite 470
                                             Irvine, California 92714

     SIXTH: To the fullest extent permitted by Nevada Revised Statute 78.037 as the same exists or may hereafter be amended, an officer or director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director.

     SEVENTH: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada.

     EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (1) The Board of Directors shall have power without the assent or vote of the stockholders:

         (a) To make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose;to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

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         (b)  To determine from tirne to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stock (ledger) or any of them, shall be open to the inspection of the stockholders.

     (2) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it has been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.
     (3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Nevada, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.
     (4) The holders of one-third of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders.
     (5) Cumulative voting by the shareholders of this Corporation shall not be permitted in any election of directors.

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     IN WITNESS WHEREOF, the undersigned, John D. Desbrow, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true; and accordingly I have hereunto set my hand this 1st day of July, 1994.

                                     /s/ John D. Desbrow
                                         John D. Desbrow, Incorporator


STATE OF CALIFORNIA      )
                         )
COUNTY OF ORANGE         )




     I, Lynelle Wettersten, Notary Public hereby certify that on the 1st day of JuIy, 1994, personally appeared before me John D. Desbrow, who being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator, and that the statement therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 1st day of July, 1994.

          My commission expires May 2, 1997.


                                     /s/      Lynelle Wettersten
                                              Notary Public



                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

                                BY RESIDENT AGENT

     I, Fred G. Luke hereby accept the appointment as Resident Agent of the above-named corporation.


 DATE:  July 1, 1994                /s/   Fred G. Luke
                                          Fred G. Luke